UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2026

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

EXPLANATORY NOTE
On November 2, 2026, Commercial Vehicle Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) reporting, among other things, the appointment of David Ruppel as President and Chief Executive Officer of the Company effective November 9, 2026 (the “Start Date”) and the make-whole equity awards and initial long-term incentive award to be granted to Mr. Ruppel on the Start Date as material inducements to his acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Awards”). As disclosed in the Original Report, the number of shares subject to the Inducement Awards was to be determined on November 9, 2026. This Amendment No. 1 to the Original Report is being filed to report the number of shares subject to the Inducement Awards and to file the award agreements evidencing the Inducement Awards. Except as set forth herein, this Amendment No. 1 does not amend or update the Original Report.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On the Start Date, the Company granted the Inducement Awards to Mr. Ruppel on the terms described in the Original Report. Based on the closing prices of the Company’s common stock ($3.22 per share) and Littelfuse, Inc. common stock ($385.63 per share) on November 9, 2026, and in accordance with the conversion methodology described in the Original Report, the Inducement Awards consist of:
•make-whole awards consisting of (i) 611,481 restricted shares of the Company’s common stock, which vest 50% on each of November 9, 2027 and November 9, 2028, and (ii) 384,552 performance shares at target (up to 769,104 shares at maximum), which may be earned based on the Company’s relative total shareholder return for the performance period from January 1, 2027 through December 31, 2028; and
•an initial long-term incentive award consisting of (i) 198,757 restricted shares of the Company’s common stock, which vest in three substantially equal annual installments on March 31, 2028, March 31, 2029 and March 31, 2030, and (ii) 298,136 performance shares at target (up to 596,272 shares at maximum), which may be earned based on performance for the performance period from January 1, 2027 through December 31, 2029.
In the aggregate, the Inducement Awards cover 2,175,614 shares of the Company’s common stock, assuming maximum performance under the performance share awards.
The foregoing description of the Inducement Awards is qualified in its entirety by reference to the full text of the award agreements evidencing the Inducement Awards, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Amendment No. 1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On November 12, 2026, the Company issued a press release announcing the grant of the Inducement Awards in accordance with Nasdaq Listing Rule 5635(c)(4). A copy of the press release is furnished as Exhibit 99.1 to this Amendment No. 1 and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1+	Inducement Restricted Stock Agreement (Make-Whole Award), dated November 9, 2026, between Commercial Vehicle Group, Inc. and David Ruppel.
10.2+	Performance-Based Restricted Stock Award Agreement (Make-Whole Award), dated November 9, 2026, between Commercial Vehicle Group, Inc. and David Ruppel.
10.3+	Inducement Restricted Stock Agreement (Initial Long-Term Incentive Award), dated November 9, 2026, between Commercial Vehicle Group, Inc. and David Ruppel.
10.4+	Performance-Based Restricted Stock Award Agreement (Initial Long-Term Incentive Award), dated November 9, 2026, between Commercial Vehicle Group, Inc. and David Ruppel.
99.1*	Press Release dated November 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Management contract or compensatory plan or arrangement.
* Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.
November 12, 2026	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer